Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Dario Health Corp. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and Upright Technologies Ltd, (“Upright”), after giving effect to the acquisition of Upright (the “Acquisition”), pursuant to which, the Company entered into a Share Purchase Agreement on January 26, 2021 and which closed on February 1, 2021. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of Upright based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 is presented as if the Acquisition had occurred on December 31, 2020. The unaudited condensed combined statements of operations for the year ended December 31, 2020 and for the year ended December 31, 2019 are presented as if the Acquisition had occurred on January 1, 2019.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the historical financial statements of Upright for the year ended December 31, 2019 and audited financial statements for the year ended December 31, 2020.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

(In thousands)

	Historical Information
	Dario Health Corp.	Upright Technologies Ltd.	Combined	Pro Forma Adjustments	Proforma Combined	Notes
Assets
Current assets
Cash and cash equivalents	$28,590	$1,390	$29,980	$-	$29,980
Short-term restricted bank deposits	187	62	249	-	249
Trade receivables	124	336	460	-	460
Inventories	2,293	2,030	4,323	1,251	5,574	5(a)
Other accounts receivable and prepaid expenses	2,934	61	2,995	(1,500)	1,495	5(c)
Total current assets	34,128	3,879	38,007	(249)	37,758

Deposits	20	-	20	-	20
Operating lease right of use assets	498	-	498	-	498
Long-term assets	185	-	185	-	185
Property and equipment, net	576	149	725	-	725
Intangible assets, net	-	-	-	9,461	9,461	5(a)
Goodwill	-	-	-	20,253	20,253	5(a)
Total non-current assets	1,279	149	1,428	29,714	31,142
Total assets	$35,407	$4,028	$39,435	$29,465	$68,900

Liabilities and Shareholders’ Equity
Current liabilities
Trade payables	$2,480	$1,745	$4,225	$-	$4,225
Deferred revenues	1,224	149	1,373	-	1,373
Operating lease liabilities	310	-	310	-	310
Other accounts payable and accrued expenses	3,020	3,086	6,106	1,048	7,154	5(b)
Short term loans	-	6,537	6,537	(3,537)	3,000	5(c)
Total current liabilities	7,034	11,517	18,551	(2,489)	16,062

Long-term operating lease liabilities	222	-	222	-	222

Convertible preferred Stock	-	17,787	17,787	(17,787)	-	5(c)

Shareholders’ Equity
Common stock	*)-	266	266	(266)	*)-	5(d)
Preferred stock	*)-	-	*)-	-	*)-
Additional paid-in capital	171,399	2,869	174,268	22,644	196,912	5(c)(d)
Accumulated deficit	(143,248)	(28,411)	(171,659)	27,363	(144,296)	5(e)
Total shareholders’ equity	28,151	(25,276)	2,875	49,741	52,616
Total liabilities and shareholders’ equity	$35,407	$4,028	$39,435	$29,465	$68,900

*)	Represents an amount lower than $1.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands)

	Historical Information
	Dario Health Corp.	Upright Technologies Ltd.	Combined	Pro Forma Adjustments	Proforma Combined	Notes
Revenues	$7,576	$12,954	$20,530	$-	$20,530
Cost of revenues	5,063	4,408	9,471	9	9,480	6(c)
Amortization of acquired technology	-	-	-	2,365	2,365	6(a)
Gross profit	2,513	8,546	11,059	(2,374)	8,685

Research and development expenses	4,433	3,904	8,337	458	8,795	6(c)
Sales and marketing expenses	15,227	10,640	25,867	509	26,376	6(c)
General and administrative expenses	12,756	2,323	15,079	27	15,106	6(c)
Total operating expenses	32,416	16,867	49,283	994	50,277

Operating loss	29,903	8,321	38,224	3,368	41,592
Total financial expenses (income), net	(458)	535	77	-	77
Income before income tax	29,445	8,856	38,301	3,368	41,669
Income tax expense	-	26	26	-	26
Net loss	29,445	8,882	38,327	3,368	41,695
Deemed dividend	3,658	-	3,658	-	3,658
Net loss attributable to holders of Common Stock	$33,103	$8,882	$41,985	$3,368	$45,353
Basic and diluted net loss per Common Stock	$(4.01)				$(4.21)
Weighted average number of shares of Common Stock used in computing basic and diluted net loss per Common Stock	5,963,305				7,453,269

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands)

	Historical Information
	Dario Health Corp.	Upright Technologies Ltd.	Combined	Pro Forma Adjustments	Proforma Combined	Notes
Revenues	$7,559	$21,019	$28,578	$-	$28,578
Cost of revenues	4,962	8,204	13,166	1,264	14,430	6(b)(c)
Amortization of acquired technology	-	-	-	2,365	2,365	6(a)
Gross profit	2,597	12,815	15,412	(3,629)	11,783

Research and development expenses	3,692	2,848	6,540	856	7,396	6(c)
Sales and marketing expenses	11,127	14,721	25,848	907	26,755	6(c)
General and administrative expenses	5,483	2,768	8,251	1,081	9,332	6(c)(d)
Total operating expenses	20,302	20,337	40,639	2,844	43,483

Operating loss	17,705	7,522	25,227	6,473	31,700
Total financial expenses, net	31	168	199	-	199
Income before income tax	17,736	7,690	25,426	6,473	31,899
Income tax expense	-	19	19	-	19
Net loss	17,736	7,709	25,445	6,473	31,918
Deemed dividend	3,155	162	3,317	-	3,317
Net loss attributable to holders of Common Stock	$20,891	$7,871	$28,762	$6,473	$35,235
Basic and diluted net loss per Common Stock	$(8.00)				$(8.49)
Weighted average number of shares of Common Stock used in computing basic and diluted net loss per Common Stock	2,266,135				3,756,126

1.	Basis of Pro Forma Presentation

On January 26, 2021, we entered into a Share Purchase Agreement (the “Agreement”) with Upright Technologies Ltd. and its subsidiary (“Upright”) pursuant to which the Company, through its subsidiary, LabStyle Innovation Ltd., acquired 100% of the ordinary shares of Upright. The unaudited pro forma condensed combined balance sheet on December 31, 2020 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of Upright as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and 2019 combine our historical condensed consolidated statements of operations with the condensed consolidated statements of operations of Upright as if the Acquisition had occurred on January 1, 2019. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable.

2.	Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020. Management has substantially completed the review of Upright’s accounting policies and based on its analysis to date has determined, other than as described in Notes 5 and 6 below, that no significant adjustments are necessary to conform Upright’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial information. These reclassifications have no effect on previously reported total assets, total liabilities, and shareholders’ equity, or net loss of the Company.

3.	Preliminary Consideration Transferred (in thousands)

Pursuant to the terms of the Agreement, which was executed on January 26, 2021 (the “Acquisition Date”), the preliminary estimated fair value of consideration transferred on the Acquisition Date is comprised of (i) share consideration to owners of Upright for approximately 1,489,991 Company’s Common Stock (ii) and approximately 37,857 employees’ options to purchase company common stock on account of Upright’s vested options valued at a total of $28,842. In addition, contingent consideration of 62,371 restricted stock units held in escrow for future vested stock option valued at $1,030 and 113,576 restricted Common stock units held in escrow issuable to Upright Founder upon the completion of a holdback service period (“Holdback restricted stock units”) valued at $2,069.

The table below summarizes the value of the total consideration given in the transaction.

Amount
Shares issued to owners	$28,131
Options granted for vested options	711
Preliminary purchase price	$28,842
Restricted stock units held in escrow	1,030
Holdback restricted stock units	2,069
Total consideration	$31,941

Restricted stock units held in escrow are not included within the preliminary purchase price computation as the number of shares and value of the shares may change based on employee turnover and retention prior to the options becoming vested.

The Holdback restricted stock units are subject to a holdback period under which Upright’s founder is required to render services to the Company. Due to the uncertainty of the associated objectives, the amount of the Holdback restricted stock units are not included within the preliminary purchase price amount but are within the total consideration calculations.

4.	Preliminary Purchase Price Allocation (in thousands)

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired, and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet on December 31, 2020. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory and identifiable intangible assets. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

	Amount	Weighted Average Life (Years)
Tangible assets acquired	$4,281
Liabilities assumed	(5,153)
Intellectual property/technology	9,461	4
Goodwill	20,253
Net assets acquired	$28,842

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $9,461. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

The difference in the total purchase price per the table above of $28,842 and the $31,941 purchase price per Note 2 of $3,099 is comprised of restricted stock units held in escrow and Holdback restricted stock units.

5.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands)

(a)	Adjustments to reflect the fair value of assets acquired:

The following table summarizes the estimated fair values of Upright’s identifiable intangible assets. The table represents the estimated fair value of the assets of Upright and the fair value of intangible assets acquired as discussed in Note 3 above.

	Amount	Weighted Average Life (Years)
Inventory proforma fair value adjustment (1)	$1,251

Intellectual property/technology	$9,461	4
Goodwill	20,253
Total identifiable intangible assets	$30,965

(1) After the Acquisition, the step-up in inventory fair value will increase cost of revenue as the inventory is sold.

(b)	(b) Accrual of transaction costs related to the Acquisition:

Amount
Company transaction costs paid and anticipated to be paid	$307
Upright transaction costs paid and anticipated to be paid	741
Net cash outflow related to the Acquisition	$1,048

(c)	Represents the elimination of Upright’s Convertible loan, Company loan to Upright and Convertible preferred Shares.

(d)	Adjustment to reflect (i) 1,489,991 shares of Company Common Stock valued at $28,131 issued in the acquisition together with options granted for vested options valued $711. (ii) Elimination of the capital accounts of Upright valued at $266 and $2,869 for the Common Stock and Additional Paid-In Capital accounts, respectively.

(e)	Represents the adjustment to Company’s retained earnings to record (i) elimination of Upright Accumulated deficit of $28,411, (ii) Company’s Upright Acquisition transaction costs of $307, and (iii) Upright’s Acquisition transaction costs of $741 (as described in Note 5(b) above). These transaction costs primarily consist of legal and accounting services.

6.	Notes to Unaudited Pro Forma Condensed Combined Statement of Operations (in thousands)

(a) Adjustment to recognize amortization expense on acquired definite-lived intangible assets. The following table summarizes the amortization expense calculations presented in the respective periods.

			Year Ended December 31,	Year Ended December 31,
	Estimated Fair	Estimated Useful Life	2019 Amortization	2020 Amortization
	Value	in Years	Expense	Expense
Intellectual property / technology	$9,461	4	$2,365	$2,365

(b) Adjustment for step-up in inventory fair value increased cost of revenue as the inventory is sold valued at $1,251.

(c) Adjustment to Share Consideration issuable to Founder for a holdback period and adjustment to stock-based compensation expense for the post-combination portion of Upright’s equity awards assumed by the Company. The holdback share consideration and new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods. The following table reflects the replacement equity awards to be recognized over the period for which the post-combination service of Upright’s founder and employees are required.

	Year Ended December 31,	Year Ended December 31,
	2019	2020
	Expense	Expense
Cost of revenues	$13	$9
Research and development	856	458
Sales and marketing	907	509
General and administrative	32	27
Total Share Consideration and incremental stock-based compensation expense	$1,807	$1,003

(d) Represents the incurred transaction costs related to the Acquisition recorded in selling, general and administrative expenses.

Amount
Company transaction costs	$307
Upright transaction costs	741
Total adjustment for incurred transaction costs	$1,048